Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2014, relating to the financial statements of BIND Therapeutics, Inc. appearing in the Annual Report on Form 10-K of BIND Therapeutics, Inc. for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 1, 2014